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                                                                     EXHIBIT (j)

INDEPENDENT AUDITORS' CONSENT

Rydex Series Trust:

We consent to the incorporation by reference in Post-Effective Amendment No. 31 to Registration Statement No. 33-59692 of our report dated May 22, 1998 appearing in the Rydex Series Trust's Annual Report to Shareholders - March 31, 1998 and to the references to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Princeton, New Jersey
May 26, 1998